      POWER OF ATTORNEY
Ryan J Gould

 Know all by these presents, that the undersigned hereby constitutes and appoints each of S. Asher Gaffney, Mark H. Lundy, David W. Kalish, and Isaac
Kalish signing singly, the undersigned's true and lawful attorney-in-fact to:

(1) execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of BRT Apartments Corp. (the "Company"), Forms 3,
4 and 5 in accordance with Section 16(a) of the Securities Exchange Act of 1934 and the rules thereunder;

(2) do and perform any and all acts for and on behalf of the undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3) take any other action of any type whatsoever in connection with the foregoing which, in the opin-ion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revoca-tion, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substi-tutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted.  The undersigned acknowledges that the foregoing attorneys-in-fact, in serv-ing in such capacity at the request of the undersigned, are not assuming, nor is the
Company assum-ing, any of the undersigned's responsibilities to comply with
Section 16 of the Securities Exchange Act of 1934.

This Power of Attorney revokes any prior power of attorney signed for the purposes above and shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this ____ day of June 2025.

      _____________________________
       Ryan J Gould
STATE OF

COUNTY OF

 On the ___  day of June 2021 before me, the undersigned, a Notary Public in and for said State, personally appeared Ryan J Gould , personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the in-strument, the individual or the person upon behalf of which the individual acted, executed the in-strument.

_____________________________
Notary Public